SEVERANCE AGREEMENT

            This SEVERANCE AGREEMENT ("Agreement") effective the 1st day of October, 2007 (the "Effective Date"), by and between UNIFI, INC., a New York corporation (hereinafter referred to as "UNIFI" or the "Company"), and WILLIAM M. LOWE, JR. (hereinafter referred to as "EMPLOYEE");

W I T N E S S E T H:

            WHEREAS, EMPLOYEE has been employed by UNIFI or one of its subsidiary or affiliated companies; and

            WHEREAS, the Company and EMPLOYEE have determined that the EMPLOYEE'S employment with the Company will be terminated on the Effective Date under the terms of this Agreement; and

            WHEREAS, under the terms set forth in this Agreement, EMPLOYEE and UNIFI agree to settle any and all claims, obligations and/or causes of action that one may have against the other arising from EMPLOYEE'S employment with the Company, specially including any obligations of the Company under the terms of EMPLOYEE'S Employment Agreement dated July 25, 2006 (the "Employment Agreement") and Change of Control Agreement dated November 1, 2005 (the "Change of Control Agreement"); and

WHEREAS, EMPLOYEE HEREBY ACKNOWLEDGES THAT HE WAS UNDER NO OBLIGATION WHATSOEVER TO ACCEPT THE TERMS OF THIS AGREEMENT, AND THAT PRIOR TO EXECUTING THIS AGREEMENT HE WAS GIVEN THE OPPORTUNITY TO REQUEST A COPY OF THIS AGREEMENT AND DELAY HIS DECISION WHETHER OR NOT TO ACCEPT THE TERMS OF THIS AGREEMENT FOR UP TO TWENTY-ONE (21) DAYS FOR ANY REASON, INCLUDING TO CONFER WITH ANY LAWYER OR OTHER ADVISOR HE MAY WISH TO CONSULT.

            NOW, THEREFORE, in consideration of these premises and mutual agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

Section 1.      Consideration - UNIFI agrees to pay EMPLOYEE the sum of One Million Six Hundred Fifty Thousand 00/100 Dollars ($1,650,000.00) as severance due to termination of his employment with Unifi (the "Severance Payment").  The Severance Payment shall be paid to EMPLOYEE in seventy-eight (78) equal bi-weekly installments (the "Bi-Weekly Payments") beginning on the first regular payroll date for salaried employees of UNIFI after expiration of the EMPLOYEE'S "Right to Revoke" the Agreement set forth in Section 20. Each such Bi-Weekly Payment will be subject to all applicable federal and state taxes.  The Parties agree that the Company has no prior legal obligation to make the

 Severance Payment or to provide any of the other benefits set forth in this Agreement to the EMPLOYEE.

Section 2.        Life and Medical and Dental Insurance - UNIFI will continue to provide EMPLOYEE group life insurance and medical and dental coverage similar to the life insurance and medical and dental coverage at that time being provided to regular employees of the Company, until such time as EMPLOYEE has began new employment, including gainful self-employment (as determined by Unifi in its sole discretion), or until September 30, 2010, whichever comes first.  EMPLOYEE shall be eligible to receive such medical and dental benefits in order that he may obtain coverage for himself and his dependents, as the term "dependent" is defined under the terms of the Unifi, Inc. Employee Welfare Benefit Plan then in effect (the "Medical Plan").

                        (A)       As a condition of coverage of EMPLOYEE, he must pay for each month of coverage an amount equal to the premium paid for such month by an active employee for coverage under the terms of the Unifi, Inc. Employee Welfare Benefit Plan then in effect.  Such premiums shall be paid by deductions from such Bi-Weekly Payments unless UNIFI in its sole discretion determines otherwise.  The premiums shall be due on the first day of the month to which they apply, and the life insurance and medical and dental coverage shall be terminated unless such premiums are received when due, without any grace period.

                        (B)       As a condition of coverage of a Dependent, EMPLOYEE must pay for each month of coverage an amount equal to the premium paid for such month by any active employee for coverage of a Dependent under the Medical Plan.  Such premiums shall be paid by deductions from such Bi-Weekly Payments unless UNIFI in its sole discretion determines otherwise.  The premiums shall be due on the first day of the month to which they apply, and the medical and dental coverage shall be terminated unless such premiums are received when due, without any grace period.

(C)      The terms of the group life insurance and medical and dental coverage for EMPLOYEE and his Dependents at any given time shall be the terms applicable to active employees and their Dependents at such time.  It is explicitly understood and agreed that any amendments to or alteration of the Medical Plan (including any amendment terminating the Medical Plan) may be applicable to EMPLOYEE and his Dependents without regard to whether the amendment or alteration was adopted or made before or after the Effective Date, and/or the date EMPLOYEE entered into this Agreement and/or chose not to revoke this Agreement. It is explicitly understood and agreed that a Dependent will lose medical and dental coverage on the earlier of September 30, 2010, or such time as EMPLOYEE has began new employment, including gainful self-employment (as determined by Unifi in its sole discretion).  It is explicitly understood and agreed that no benefits under the Employee Welfare Plan will be provided (including, without limitation, benefits under the portions of the Welfare Benefit Plan that provide benefits in the

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 event of disability, life insurance coverage, and accidental death and dismemberment coverage) except as specifically provided herein.

Section 3.        COBRA, etc. - It is understood that this Agreement does not waive or abrogate EMPLOYEE'S entitlement to health insurance benefits under COBRA or to vested retirement funds in UNIFI'S retirement plans.  Any retirement benefits to which EMPLOYEE is entitled shall be governed by the terms of such retirement plans.

 Section 4.      Other Benefits and Agreements -

A.                    EMPLOYEE is entitled to receive the benefits in his "Account" under the terms of the Unifi, Inc. Supplemental Key Employee Retirement Plan, effective July 26, 2006 (the "Plan"), as is specifically set forth in the Plan.  This Agreement in no way affects the benefits or obligations of the Parties under the Plan.

B.                    EMPLOYEE agrees that except as specifically set forth in this Agreement no other provision is granted for continued vacation pay, automobile allowance, education renewal, tuition reimbursement, mobile telephone service or other benefits of any nature, type or kind after the Effective Date, and that he will return to UNIFI or any subsidiary or affiliate of UNIFI all Company property, documents, notes, software, programs, data and any other materials (including any copies thereof) in his possession.  EMPLOYEE does hereby consent and agree that he shall have no other right, claim, demand or interest of any nature, type or kind (specifically including any and all rights or benefits under the terms of his Employment Agreement and Change of Control Agreement) or commence any type of legal action (including administrative charges or lawsuits) against UNIFI, its subsidiaries or affiliates, and any of their officers, directors, shareholders, representatives, counsel, or agents.

C.                   On January 6, 2004, EMPLOYEE was granted 20,000 shares of Unifi, Inc. common stock (the "Restricted Shares") under the 1999 Unifi, Inc. Long-Term Incentive Plan and executed a Restricted Stock Agreement in connection therewith (the "Restricted Agreement", the terms of which are incorporated herein by reference). Under the terms of the Restricted Agreement, 16,000 of the Restricted Shares have previously vested and 4,000 shares are presently unvested.  The terms of the Restricted Agreement are hereby modified to provide that the 4,000 shares of unvested Restricted Shares granted under the terms of the Restricted Agreement shall be fully vested as of the Effective Date.  All other terms and conditions of the Restricted Agreements shall remain in full force and effect as written.

D.                   All stock options previously granted to EMPLOYEE under the Plan shall be immediately vested and shall be exercisable through the end of their respective full original terms.  All other terms and conditions of such stock options shall remain in full force and effect as set forth in the various stock option agreements

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 between the Company and the EMPLOYEE, the terms of which are incorporated herein by reference.

Section 5.        Taxes - EMPLOYEE will be responsible for any federal, state or local taxes which may be owed by him by virtue of the receipt of any portion of the consideration herein provided.

Section 6.        Cooperation - EMPLOYEE agrees to fully cooperate with and assist UNIFI in transitioning his work assignments to others in the Company and understands that he may be needed by the Company as a witness in certain arbitration and/or litigation matters that the Company is or may in the future be involved in that involve matters of which he participated in while in the employment of the Company, including but not limited to arbitration(s)/litigation(s) proceedings and the EMPLOYEE agrees that he will provide reasonable assistance to the Company in such arbitrations/litigations and testify for the Company as reasonably requested by the Company.  The Company agrees to reimburse EMPLOYEE for his reasonable out of pocket costs and expenses (including travel expenses, and lost wages or other compensation) incurred for his cooperation as set forth in this provision of the Agreement.

Section 7.        Disclosure of Confidential Information -      EMPLOYEE agrees that:

A.        For a period of five (5) years from the date of this Agreement, he will not disclose or make available to any person or other entity any trade secrets, confidential information, as hereinafter defined, or "know-how" relating to UNIFI'S, its affiliates' and subsidiaries', businesses without written authority from UNIFI'S General Counsel, unless he is compelled to disclose it by judicial process.

                        Confidential Information - shall mean all information about UNIFI, its affiliates or subsidiaries, or relating to any of their products or any phase of their operations, not generally known to their competitors or which is not public information, which EMPLOYEE knows or acquired knowledge of during the term of his employment.

B.         Documents - under no circumstances shall EMPLOYEE remove from UNIFI'S offices any of UNIFI'S books, records, documents, files, computer discs or information, reports, presentations, customer lists, or any copies of such documents without UNIFI'S written consent, nor shall he make any copies of UNIFI'S books, records, documents, or customer lists for use outside of UNIFI, except as specifically authorized in writing by UNIFI'S General Counsel.

Section 8.        Non-Compete -

A.        EMPLOYEE agrees that for a period of three (3) years from the Effective Date he will not, in a capacity which actually competes with UNIFI, seek employment or consulting arrangements with or offer advice, suggestions, or input to any

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 company, entity or person, which may be construed to be UNIFI'S competitor, and

B.         EMPLOYEE agrees that he will not directly or indirectly, for a period of three (3) years from the Effective Date, own any interest in, other than ownership of less than two percent (2%) of any class of stock of a publicly held corporation, manage, operate, control, be employed by, render advisory services to, act as a consultant to, participate in, assess or be connected with any competitor, as hereinafter defined, in a capacity which actually competes with Unifi, unless approved by the General Counsel of UNIFI.

                                    Competitor - shall mean any company (incorporated or unincorporated), entity or person engaged, with respect to EMPLOYEE'S employment, in the business of developing, producing, or distributing a product similar to any product produced by UNIFI, its affiliates or subsidiaries, prior to the Effective Date.

Section 9.        Breach - EMPLOYEE understands and agrees that UNIFI'S obligation to perform under this Agreement is conditioned upon EMPLOYEE'S covenants and promises to UNIFI as set forth herein.  In the event EMPLOYEE breaches any such covenants and promises, or causes any such covenants or promises to be breached, UNIFI in its sole and absolute discretion shall have the option to terminate its performance of its obligations under this Agreement, and UNIFI shall have no further liability or obligation to EMPLOYEE. EMPLOYEE acknowledges that compliance with Sections 7 and 8 of this Agreement is necessary to protect UNIFI'S businesses and goodwill; a breach of said paragraph will do irreparable and continual damage to UNIFI and an award of monetary damages would not be adequate to remedy such harm; therefore, in the event he breaches or threatens to breach this Agreement, UNIFI shall be entitled to both a preliminary and permanent injunction in order to prevent the continuation of such harm.  Nothing in this Agreement however, shall prohibit UNIFI from also pursuing any other remedies.

Section 10.      Releases and Waivers of Each Party - The parties hereto agree as follows:

A.        EMPLOYEE hereby fully, completely and unconditionally releases and forever discharges any and all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind (specifically including any and all rights or benefits under the terms of his Employment Agreement and Change of Control Agreement), which he or his heirs, personal representatives or assigns ever had, or now have, or hereafter may have (based on events transpiring on or before the Effective Date) against UNIFI, its subsidiaries and affiliates and their respective officers, directors, shareholders, representatives, counsel and agents, in each case past or present, of whatsoever kind and nature, in law, equity or otherwise, arising out of or in any way connected with his employment, association or other involvement or any type, nature and kind with UNIFI.  This release and waiver includes but is not limited to claims arising under federal,

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 state or local laws prohibiting employment discrimination (including the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and the American With Disabilities Act) or claims growing out of any legal restrictions on the Company's rights to terminate its employees.

B.         UNIFI hereby fully, completely and unconditionally releases and forever discharges any and all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, which it, its successors or assigns ever had, or now have, or hereafter may have (based on events transpiring on or before the Effective Date) against EMPLOYEE, his heirs, personal representatives or assigns, in each case past or present, of whatsoever kind and nature, in law, equity or otherwise, arising out of or in any way connected with his employment, association or other involvement with UNIFI.

C.        EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND FULLY UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT, HAS HAD SUFFICENT TIME TO EVALUATE THE TERMS OF THIS AGREEMENT, HAS BEEN ADVISED TO CONSULT WITH COUNSEL BEFORE SIGNING THIS AGREEMENT, AND FREELY AND WITHOUT RESERVATIONS ENTERS INTO THIS AGREEMENT AND THE WAIVERS AND RELEASES CONTAINED HEREIN.  EMPLOYEE hereby further acknowledges that in making this Agreement and Release that he understands that he is relying upon his own judgment, belief and knowledge of the extent and nature of said claims and payments or that of his own advisors and expressly acknowledges and confirms that he has not been influenced to any extent whatsoever in making this Agreement and Release by any representations or statements regarding any payments, claims or conditions or regarding any other matters as made by any other person connected with or represented by any of the Parties of this Agreement.

D.        The Parties hereto agree that this is a compromised settlement of a doubtful and disputed claim or right to act and the payment of the funds herein and the performance of this Agreement shall not be construed as an admission of liability or responsibility on the part of any of the Parties hereto other than expressly provided for herein.  This Agreement shall be deemed to be strictly confidential by and between these Parties and by express agreement and understanding this Agreement shall not be deemed, referenced, cited or referred to by the Parties hereto or any other third parties relating to EMPLOYEE'S employment with UNIFI, nor shall this Agreement be used as evidence in any litigation between and among the Parties to this Agreement (or any other third parties) except to establish only between the Parties to this Agreement specifically the terms and conditions set forth therein.  Further, the Parties hereby covenant and agree that upon the execution of this document and prior thereto that they have not nor will they in the future discuss with anyone the terms and conditions of this Agreement or anything pertaining to the terms and conditions of this Agreement, the

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 negotiation of the terms and conditions of this Agreement, the settlement terms and conditions of this Agreement or the details of this Agreement, except as required by court order or with the written consent of all parties to this Agreement.  Further, all Parties hereto agree that upon receipt of a subpoena or any formal legal request for information covered by or contained in this Agreement that they will as soon as practical notify one another in writing of such pending request to the persons at the addresses set forth herein and that the terms of this Agreement shall remain confidential and shall only be disclosed by any Party hereto as that Party is ordered to do so by a court of competent jurisdiction, or as required for the preparation of any state or federal tax return.

Section 11.      Waiver of Rights - If, in one or more instances, either Party fails to insist that the other Party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such Party of any past, present, or future right granted under this Agreement, and the obligations of both Parties under this Agreement shall continue in full force and effect.

Section 12.     Survival - Except for a termination of this Agreement by EMPLOYEE within seven days of the execution of this Agreement as set forth in Section 20 of this Agreement, the obligations contained in this Agreement shall survive the termination of this Agreement.  Additionally, the EMPLOYEE acknowledges that the restrictions and covenants contained in paragraphs 7 and 8 are reasonable and necessary to protect the legitimate business interests of the Company and will not impose an economic hardship on the EMPLOYEE.  If any provision of this Agreement is held to be in any respect illegal, invalid or unenforceable under present or future law, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, the same shall be reformed and modified automatically to be as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement, or which may arise by any event causing the termination of this Agreement.

Section 13.      Notices - Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered or certified mail, postage prepaid, or telecopier to:

                        EMPLOYEE:
                        7505 Forest Creek Ridge Court
                        Summerfield NC  27358

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            and to:

                        UNIFI:
                        Attn: Charles F. McCoy
                        7201 W. Friendly Avenue (27410)
                        P.O. Box 19109
                       Greensboro, NC  27419-9109
                       Fax: (336) 856-4364

Section 14.      Assignment - The rights and obligations of UNIFI under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. The rights and obligations of EMPLOYEE under this Agreement shall inure to the benefit of and be binding upon his heirs, personal representative, successors and assigns. This Agreement may not be assigned or otherwise transferred voluntarily or involuntarily by EMPLOYEE.

Section 15.      Arbitration - In the event of any differences of opinion or disputes, between EMPLOYEE and UNIFI, with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the Parties, such disputes shall be submitted to and determined by arbitration by a single arbitrator in the City of Greensboro, North Carolina, in accordance with the rules of the American Arbitration Association and judgment upon the award shall be final, binding and conclusive upon the Parties and may be entered in the highest court, state or federal, having jurisdiction.

Section 16.      Applicable Law - This Agreement shall be interpreted and construed under the laws of North Carolina.

Section 17.      Entire Agreement - This Agreement contains the entire agreement of the Parties and supersedes all prior agreements and understandings, oral or written, if any, relating to the EMPLOYEE'S employment and termination of employment with the Company (specifically including his Employment Agreement and Change of Control Agreement), except that any Confidentiality Agreements that were previously executed by EMPLOYEE before or during the term of his employment with UNIFI remain in full force and effect.  If there are any conflicts in the terms of this Agreement and such other Confidentiality Agreements, the terms of this Agreement shall control.  This Agreement may not be changed or altered, except by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Section 18.      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall be necessary to exhibit only one such counterpart.

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Section 19.    Continuing Obligations.  EMPLOYEE hereby agrees that he will execute from time to time after the Effective Date any and all such documents, agreements, instruments, certifications, consents, statements, waivers, and/or releases as UNIFI shall request as is necessary to implement and institute the intents and purposes of this Agreement.  Additionally, EMPLOYEE acknowledges and agrees that UNIFI shall have the right to set off any obligations owed by EMPLOYEE to UNIFI against the Severance Payment and/or Bi-Weekly Payments and other benefits granted to EMPLOYEE by UNIFI under the terms of this Agreement.

Section 20.      EMPLOYEE'S RIGHT TO REVOKE - NOTWITHSTANDING OTHER PROVISIONS HEREIN TO THE CONTRARY, EMPLOYEE HAS THE RIGHT TO REVOKE THIS AGREEMENT AND ACCEPTANCE OF SEVERANCE PAY PROVIDED HEREIN WITHIN SEVEN (7) DAYS FROM THE DATE EMPLOYEE EXECUTES THIS AGREEMENT.  TO EXERCISE THIS RIGHT TO REVOKE, EMPLOYEE MUST NOTIFY THE COMPANY IN WRITING OF HIS DECISION TO REVOKE AS SET FORTH IN SECTION 13 OF THIS AGREEMENT.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals this the 4th day of October, 2007.

                                                            EMPLOYEE:

                                                             /s/ WILLIAM M. LOWE, JR.(Seal)
                                                            WILLIAM M. LOWE, JR.

                        UNIFI, INC.

                                                            BY:      /s/ CHARLES F. MCCOY
                                                                       CHARLES F. MCCOY
                                                                       VICE PRESIDENT